Exhibit 99.1

Charlotte’s Web Delivers Operating Improvements

on Lower Revenue in Second Quarter of 2022

Operating Expenses improved 31.5%

Cash increase over Q1 of 2022

DENVER – August 9, 2022 – (TSX:CWEB, OTCQX:CWBHF), Charlotte’s Web Holdings, Inc. (“Charlotte’s Web” or the “Company”), the market leader in full-spectrum hemp extract wellness products, today reported financial results for the second quarter ended June 30, 2022.

“Net revenues for the second quarter of $18.9 million were $5.3 million lower year-over-year, reflecting lower comparable retail shipments and lower traffic to our e-commerce site, partially offset by modestly higher conversion rates,” said Jacques Tortoroli, Chief Executive Officer. “The quarter also included a $0.9 million returns reserve related to a specific customer. Before the impact of the returns reserve, total net revenues for the quarter were comparable to Q1 of this year.’’

“While we are disappointed with the second quarter revenue, we achieved significant distribution and customer wins consistent with our growth priorities to expand our coverage in existing channels and enter new verticals. Charlotte’s Web products are now available for employer wellness programs through our recent partnership with SBM Ltd.; and in significantly more pharmacies through a new national distributor, giving us increased availability in the industry’s largest channel after e-commerce. These new business wins did not contribute to our second quarter performance but will increasingly contribute to growth opportunities moving forward. At the same time, we continued building our international footprint by entering a distribution agreement with a strategic partner for Greater China,” added Mr. Tortoroli.

On the international regulatory front, Charlotte’s Web “Original Formula” CBD oil has been placed on the Foods Standards Agency list of products allowed to be sold in the U.K. Charlotte’s Web is the only substantially vertically integrated US company with a full-spectrum hemp extract to have passed the validation phase and advance to the safety assessment phase in the United Kingdom. Recently, regulatory progress was also made in Canada, where the Scientific Advisory Committee for Health Canada unanimously agreed CBD is “safe and tolerable for short-term use”, and recommended hemp CBD products should be considered for mainstream retail availability.

“We’re also focused on improving operating cash flow as we progress through the second half of the year. Operating expenses were down over 31.5% year-over-year in the second quarter. In July, we further lowered our staffing levels and administration expenses. In aggregate, our focus on right-sizing our business is bringing operating expenses below $70M on an annualized run rate,” added Mr. Tortoroli.

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Q2-2022 Financial Review

For the three-month period ended June 30, 2022, net revenue was $18.9 million, a decrease of 21.8% versus $24.2 million in Q2-2021. The decrease was primarily due to lower comparable customer shipments, consumer shift to lower priced formats, a return reserve as well as lower comparable online traffic.

Direct-to-consumer (“DTC”) eCommerce net revenue was $13.3 million, a decrease of $2.4 million or 15.3% due to lower year-over-year traffic, partially offset by increased conversion rates which improved 1.9 percentage points to 15.6%. Charlotte’s Web maintains the largest e-commerce business in the CBD industry; and e-commerce represents the largest channel in the industry with an approximate 40% market share according to the Brightfield Group.

Business-to-business (“B2B”) net revenue was $5.6 million after a $0.9 million returns reserves. This was $2.9 million, or 33.9%, lower year-over-year primarily due to lower comparable shipments to some of the Company’s largest retail customers. Charlotte’s Web holds the number one share position across major retail channels including food/drug/mass retail, natural grocery & vitamin retailers, and e-commerce, based on market share data from leading third-party analysts such as The Nielsen Company (total xAOC), SPINS (SPINS Total US), and Brightfield Group, respectively.

Gross profit was $9.3M, or 49.4% of revenue versus $15.8 million and 65.5% of revenue respectively in Q2-2021. The decrease was primarily related to lower net revenue including a $0.9 million customer return reserve, and $1.9 million of inventory provisions. Excluding the return reserve and inventory provisions, gross profit was 61.0% of revenue.

Total selling, general and administrative (“SG&A”) expenses of $17.3 million improved 31.5% year-over-year due to a $7.9 million reduction versus Q2-2021. The improvement reflects lower employee headcount and compensation, and increased operating efficiencies resulting from actions implemented year-to-date.

An operating loss of $7.9 million in the second quarter of 2022 was $1.9 million higher than Q2-2021. The increased loss was primarily attributable to lower net revenues, higher return reserves and increased inventory provisions, which were offset by significantly reduced operating expenses. The net loss for the quarter was $7.9 million, or ($0.05) per share on a basic and diluted basis, compared to a net loss of $5.9 million, or ($0.04) per share on a basic and diluted basis in Q2-2021.

Adjusted EBITDA1 loss for the second quarter of 2022 was $5.4 million as compared to an Adjusted EBITDA loss of $5.1 million in Q2-2021.

Balance Sheet and Cash Flow

Net cash used from operations for the six-month period ended June 30, 2022 was $4.3 million as compared to $16.2 million for the same period in 2021. The Company’s cash and working capital as at June 30, 2022, were $14.8 million and $64.6 million, respectively, compared to $19.5 million and $75.6 million as at December 31, 2021.

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Recent Changes

Mr. Thomas Lardieri, former Senior Vice President of Finance at ViacomCBS, Inc., will be appointed to Charlotte’s Web Board of Directors, effective August 10, 2022. Mr. Lardieri will serve as the Audit Committee Chairperson and on the Corporate Governance Committee. He replaces outgoing Director, Tim Saunders, who has resigned from his position on the Board of Directors, effective August 10, 2022, to enter retirement and spend more time with family. The Charlotte’s Web family extends its gratitude to Mr. Saunders and welcomes Mr. Lardieri.

Consolidated Financial Statements and Management’s Discussion and Analysis

The Company’s unaudited condensed consolidated Balance Sheets as of June 30, 2022 and December 31, 2021 and the unaudited condensed consolidated Statements of Operations, Shareholders’ Equity, and Cash Flows and accompanying notes for the second quarter ended June 30, 2022 and 2021 and related management’s discussion and analysis of financial condition and results of operations (“MD&A”) are reported in the Company’s 10Q filing on the Securities and Exchange Commission website at www.sec.gov and on SEDAR at www.sedar.com, and will be available on the Investor Relations section of the Company’s website at https://investors.charlottesweb.com.

Conference Call

Management will host a conference call to discuss the Company’s 2022 second quarter results at 10:00 a.m. ET on August 9, 2022. To participate in the call, please dial 1-416-764-8659 or 1-888-664-6392 approximately 10 minutes before the conference call and provide confirmation number 48399638 or listen to the live webcast online.

A recording of the call will be available through August 16, 2022. To listen to a replay of the earnings call please dial 1-416-764-8677 or 1-888-390-0541 and provide conference replay ID 399638. A webcast of the call will also be accessible through the investor relations section of the Company’s website for an extended period of time.

About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Denver, is the market leader in innovative hemp extract wellness products under a family of brands which includes Charlotte's Web™, CBD Medic™, CBD Clinic™, and Harmony Hemp™. Charlotte's Web branded premium quality products start with proprietary hemp genetics that are American farm -grown using organic and regenerative cultivation practices. The Company’s hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBC, CBG, terpenes, flavonoids, and other beneficial compounds. The Company's CW Labs R&D division advances hemp science at two centers of excellence in Louisville, Colorado, and the Hauptmann Woodward Research Institute at the University at Buffalo, part of the State University of New York (SUNY) network. Web product categories include full-spectrum hemp CBD oil tinctures (liquid products), CBD gummies (sleep, stress, exercise recovery), CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs.  Through its vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with 20+ product lot testing for quality assurance. Charlotte’s Web products are distributed to more than 15,000 retail, over 8,000 health care practitioners, and online through the Company's website at https://www.charlottesweb.com/.

Charlotte’s Web was founded by the seven Stanley Brothers with a mission to unleash the healing powers of botanicals through compassion and science, benefiting the planet and all who live upon it. Charlotte's Web is a socially and environmentally conscious company and is committed to using business as a force for good and a catalyst for innovation. The Company weighs sound business decisions with consideration for how its efforts affect employees, customers, the environment, and diverse communities. The rate the Company pays for agricultural products reflects a fair and sustainable rate driving higher quality yield, encouraging regenerative farming practices, and supporting U.S. farming communities. Management believes that its socially oriented and environmentally responsible actions have a positive impact on its customers, suppliers, employees and stakeholders. Charlotte's Web donates a portion of its pre-tax earnings to charitable organizations.

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Shares of Charlotte's Web trade on the Toronto Stock Exchange (TSX) under the symbol “CWEB” and are quoted in U.S. Dollars in the United States on the OTCQX under the symbol “CWBHF”. As of August 5, 2022, Charlotte's Web had 145,453,442 Common Shares outstanding.

Forward-Looking Information

In the interest of providing the shareholders and potential investors of Charlotte's Web Holdings, Inc. with information about the Company, certain information provided herein constitutes forward-looking statements or information (collectively, "forward-looking statements") within the meaning of applicable securities laws. Forward-looking statements are typically identified by words such as "may", "will", "should", "could", "anticipate", "expect", "project", "estimate", "forecast", "plan", "intend", "target", "believe" and similar words suggesting future outcomes or statements regarding an outlook. Although these forward-looking statements are based on assumptions the Company considers to be reasonable based on the information available on the date such statements are made, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties, and other factors which may cause actual results, levels of activity, and achievements to differ materially from those expressed or implied by such statements. The forward-looking statements contained in this press release are based on certain assumptions and analysis by the management of the Company in light of its experience and perception of historical trends, current conditions and expected future development and other factors that it believes are appropriate.

Specifically, this press release contains forward-looking statements relating to, but not limited to: rebuilding DTC traffic and conversion; progress continuing in key international markets; our products continuing being allowed to be sold in the UK; the expectation that we will have our first bulk product shipment in the second half of the year; that we continue to steward use of cash while furthering our product rationalization to lower complexity and costs across our operations; anticipated consumer trends and corresponding product innovation; anticipated future financial results; international expansion activities and strategy, including partnerships in Greater China, harvest and planned product sales in Canada, and expansion in UK and EU; sales volume, product, channel and international expansion plans; growth of the Company’s market share position; that the reorganization right-sized our operating expenses to our revenue; the impact of certain activities on the Company's business and financial condition; suggested regulatory developments; and the Company's anticipated trajectory, long-term growth expectations and shareholder value creation.

The material factors and assumptions used to develop the forward-looking statements herein include, but are not limited to, the following: the impact of the COVID-19 pandemic; the regulatory climate in which the Company currently operates and may in the future operate; successful sales of the Company's products; the success of sales and marketing activities; there will be no significant delays in the development and commercialization of the Company's products, including in relation to supply chain disruptions; outcomes from R&D activities; ability for the Company to leverage R&D and brand recognition for product sales; the Company's ability to deal with adverse growing conditions (due to pests, disease, fungus, climate or other factors) in a timely and cost-effective manner; there will be no significant reduction in the availability of qualified and cost-effective human resources; new products will continue to be added to the Company's portfolio; demand for the Company's products will grow in the foreseeable future; there will be no significant barriers to the acceptance of the Company's products in the market, including in international markets; the Company will be able to maintain compliance with applicable contractual and regulatory obligations and requirements; there will be adequate liquidity available to the Company to carry out its operations and business plans; the Company will have sufficient capital to pursue its sales volume, product, channel and international expansion; and products do not develop that would render the Company's current and future product offerings undesirable and the Company is otherwise able to minimize the impact of competition and keep pace with changing consumer preferences.

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The Company's forward-looking statements are subject to risks and uncertainties pertaining to, among other things, the adverse impact of the COVID-19 pandemic to the Company's operations, supply chain, distribution chain, and to the broader market for the Company's products; revenue fluctuations; nature of government regulations (both domestic and foreign); economic conditions; loss of key customers; retention and availability of executive talent; competing products; common share price volatility; loss of proprietary information; product acceptance; internet and system infrastructure functionality; information technology security; available capital to fund operations and business plans; crop risk; international and political considerations; regulatory changes; and including but not limited to those risks and uncertainties discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ending December 31, 2021 available on www.sec.gov and www.sedar.com, and other risk factors contained in other filings with the Securities and Exchange Commission available on www.sec.gov and filings with Canadian securities regulatory authorities available on www.sedar.com. The impact of any one risk, uncertainty, or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent, and the Company's future course of action depends on management's assessment of all information available at the relevant time.

Except as required by applicable law, the Company assumes no obligation to publicly update or revise any forward-looking statements made, whether as a result of new information, future events, or otherwise. All forward-looking statements, whether written or oral, attributable to the Company or persons acting on the Company's behalf, are expressly qualified in their entirety by these cautionary statements.

(1) Non-GAAP Measures

The press release contains non-GAAP measures, including EBITDA and Adjusted EBITDA. Please refer to the section in the tables captioned “Non-GAAP Measures” below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.

For further information contact:

Greg Gould

Chief Financial Officer

(720) 388-6505

Greg.Gould@CharlottesWeb.com

Cory Pala

Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com

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CHARLOTTE’S WEB HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2022 (unaudited)	2021
ASSETS
Current assets:
Cash and cash equivalents	$14,817	$19,494
Accounts receivable, net	2,455	4,882
Notes receivable - current	495	495
Inventories, net	52,631	52,077
Prepaid expenses and other current assets	4,390	8,095
Income taxes receivable	7,579	10,764
Total current assets	82,367	95,807
Property and equipment, net	32,917	36,085
Operating lease right-of-use assets, net	19,358	20,679
Intangible assets, net	2,337	2,843
Stanley Brothers USA Holdings purchase option	13,100	13,000
Notes receivable - noncurrent	1,037	1,037
Other long-term assets	1,898	2,062
Total assets	$153,014	$171,513
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,122	$5,049
Accrued and other current liabilities	7,304	9,570
Cultivation liabilities – current	2,957	3,448
Lease obligations – current	2,408	2,103
Total current liabilities	17,791	20,170
Cultivation liabilities – noncurrent	—	385
Lease obligations – noncurrent	19,299	20,500
Other long-term liabilities	12	12
Total liabilities	37,102	41,067
Commitments and contingencies
Shareholders’ equity:
Common shares, nil par value; unlimited shares authorized as of June 30, 2022 and December 31, 2021, respectively; 145,278,165 and 144,659,964 shares issued and outstanding as of June 30, 2022 and December 31, 2021	1	1
Proportionate voting shares, nil par value; nil shares authorized as of June 30, 2022 and December 31, 2021, respectively; nil shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	321,021	319,059
Accumulated deficit	(205,110)	(188,614)
Total shareholders’ equity	115,912	130,446
Total liabilities and shareholders’ equity	$153,014	$171,513

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CHARLOTTE’S WEB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2022	2021	2022	2021

Revenue	$18,877	$24,152	$38,234	$47,559
Cost of goods sold	9,556	8,325	17,199	18,095
Gross profit	9,321	15,827	21,035	29,464

Selling, general and administrative	17,259	25,178	37,614	48,964
Operating loss	(7,938)	(9,351)	(16,579)	(19,500)

Other (expense) income, net	68	105	(17)	210
Change in fair value of financial instruments and other	—	3,319	100	623
Loss before provision for income taxes	(7,870)	(5,927)	(16,496)	(18,667)
Income tax (expense) benefit	—	4	—	(30)
Net loss	$(7,870)	$(5,923)	$(16,496)	$(18,697)
Net loss per common share, basic and diluted	$(0.05)	$(0.04)	$(0.11)	$(0.13)
Weighted-average shares used in computing net loss per share, basic and diluted	145,168,510	139,936,443	145,079,859	139,817,622

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CHARLOTTE’S WEB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands, except share amounts)

(unaudited)

	Proportionate Voting Shares	Common Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Shares	Amount
Balance—December 31, 2021	—	144,659,964	$1	$319,059	$(188,614)	$130,446
Common shares issued upon vesting of restricted share units, net of withholding	—	77,193	—	(45)	—	(45)
Harmony Hemp contingent equity compensation	—	169,045	—	165	—	165
ATM program issuance costs	—	239,500	—	(2)	—	(2)
Share-based compensation	—	—	—	1,214	—	1,214
Net loss	—	—	—	—	(8,626)	(8,626)
Balance— March 31, 2022	—	145,145,702	$1	$320,391	$(197,240)	$123,152
Common shares issued upon vesting of restricted share units, net of withholding	—	132,463	—	(13)	—	(13)
Share-based compensation	—	—	—	643	—	643
Net loss	—	—	—	—	(7,870)	(7,870)
Balance—June 30, 2022	—	145,278,165	$1	$321,021	$(205,110)	$115,912

	Proportionate Voting Shares	Common Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Shares	Amount
Balance—December 31, 2020	81,177	107,060,237	$1	$305,133	$(50,892)	$254,242
Exercise of stock options	—	8,261	—	30	—	30
Conversion to common shares	(3,961)	1,584,410	—	—	—	—
Common shares issued upon vesting of restricted share units, net of withholding	—	61,548	—	(112)	—	(112)
Exercise of common stock warrants	—	98,788	—	441	—	441

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CHARLOTTE’S WEB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands, except share amounts)

(unaudited)

	xxxxxxxxxxxx	xxxxxxxx		xxxxxxxxx	xxxxxxxxxxx	xxxxxxxxxxxxz
Share-based compensation	—	—	—	832	—	832
Harmony Hemp contingent equity compensation	—	169,046	—	360	—	360
Net loss	—	—	—	—	(12,774)	(12,774)
Balance—March 31, 2021	77,216	108,982,290	$1	$306,684	$(63,666)	$243,019
Conversion to common shares	(1,327)	530,900	—	—	—	—
Withholding of common stock upon vesting of restricted share awards	—	16,559	—	(26)	—	(26)
Harmony Hemp contingent equity compensation	—	—	—	363	—	363
ATM Offering, net of share issuance costs	—	278,200	—	839	—	839
Share-based compensation	—	—	—	994	—	994
Net loss	—	—	—	—	(5,923)	(5,923)
Balance—June 30, 2021	75,889	109,807,949	$1	$308,854	$(69,589)	$239,266

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CHARLOTTE’S WEB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30, (unaudited)
	2022	2021

Cash flows from operating activities:
Net loss	$(16,496)	$(18,697)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,940	5,466
Change in fair value of financial instruments	(100)	(613)
Allowance for credit losses	(2)	515
Inventory provision	1,857	178
Share-based compensation	2,022	2,549
Loss on disposal of assets	150	93
Adjustment to accrual for cultivation liability	(582)	—
Changes in right-of-use assets	1,236	—
Changes in operating assets and liabilities:
Accounts receivable, net	2,430	601
Inventories, net	(2,411)	(315)
Prepaid expenses and other current assets	3,706	589
Operating lease obligations	(896)	21
Accounts payable, accrued and other liabilities	(2,194)	(1,825)
Income taxes receivable	3,185	540
Cultivation liabilities	(323)	(5,243)
Other operating assets and liabilities, net	194	(26)
Net cash used in operating activities	(4,284)	(16,167)
Cash flows from investing activities:
Purchases of property and equipment and intangible assets	(333)	(3,268)
Proceeds from sale of assets	—	9
Issuance of notes receivable, net of collections	—	363
Investment in Stanley Brothers USA Holdings purchase option	—	(8,000)
Other investing activities	—	507
Net cash used in investing activities	(333)	(10,389)
Cash flows from financing activities:
Proceeds from sale of public offering, net of issuance costs	—	978
Proceeds from stock option exercises	—	30
Other financing activities	(60)	(159)
Net cash (used) provided in financing activities	(60)	849
Net decrease in cash and cash equivalents	(4,677)	(25,707)
Cash and cash equivalents —beginning of period	19,494	52,803
Cash and cash equivalents —end of period	$14,817	$27,096
Non-cash activities:
Non-cash purchases of property and equipment	$—	$(2,364)
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(1) Non-GAAP Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a recognized performance measure under U.S. GAAP. The term EBITDA consists of net loss and excludes interest, taxes, depreciation, and amortization. Adjusted EBITDA also excludes other non-cash items such as changes in fair value of financial instruments (Mark-to-Market), Share-based compensation, and impairment of assets. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. The non-GAAP financials measures do not have a standardized meaning prescribed under U.S. GAAP and therefore may not be comparable to similar measures presented by other issuers. The primary purpose of using non-GAAP financial measures is to provide supplemental information that we believe may be useful to investors and to enable investors to evaluate our results in the same way we do. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, we use these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware, however, that not all companies define these non-GAAP measures consistently.

(1)	EBITDA and Adjusted EBITDA are non-GAAP financial measures with reconciliations provided in the table below.

	Three months ended June 30,		Six months ended June 30,
U.S. $ Thousands	2022	2021*	2022	2021*

Net loss	$(7,870)	$(5,923)	$(16,496)	$(18,697)

Depreciation of property and equipment and amortization of intangibles	1,862	2,798	3,940	5,466
Financing costs	2	30	—	30
Interest income	—	—	—	(19)
Income tax	—	(4)	—	30

EBITDA Loss	(6,006)	(3,099)	(12,556)	(13,190)

Stock Comp	643	1,357	2,022	2,549
Mark-to-market financial instruments	—	(3,319)	(100)	(623)

Adjusted EBITDA Loss	$(5,363)	$(5,061)	$(10,634)	$(11,264)

*Certain prior year amounts in the table above have been conformed to the current year presentation in accordance with how the Company is defining the EBITDA and Adjusted EBITDA calculation as of June 30, 2022.

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